UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 19, 2013 (April 18, 2013)

Corrections Corporation of America

(Exact name of registrant as specified in its charter)

Maryland	001-16109	62-1763875
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

10 Burton Hills Boulevard, Nashville, Tennessee	37215
(Address of principal executive offices)	(Zip Code)

(615) 263-3000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.	Other Events.

Expiration of Cash Tender Offer

On April 18, 2013, Corrections Corporation of America (the “Company” or “CCA”) issued a press release announcing the completion of its cash tender offer to purchase any and all of its outstanding $465 million aggregate principal amount 7 3/4% Senior Notes due 2017 (the “2017 Notes”) and its related consent solicitation. The tender offer expired at 11:59 p.m., New York City time on Wednesday, April 17, 2013 (the “Expiration Time”), with $315.4 million, or 67.8%, in aggregate principal amount of the 2017 Notes validly tendered and not validly withdrawn and accepted for purchase. A copy of the press release is furnished herewith as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Notice of Redemption

As previously announced on the initial settlement date of April 4, 2013, CCA notified the trustee for the 2017 Notes of the Company’s election to call for redemption on June 1, 2013 (the “Redemption Date”) any 2017 Notes that remain outstanding after the Expiration Time. The redemption of the 2017 Notes will be at a redemption price equal to 103.875% of the principal amount, together with accrued and unpaid interest through (but not including) the Redemption Date.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits:

99.1	– Press Release, dated April 18, 2013.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: April 19, 2013	CORRECTIONS CORPORATION OF AMERICA

	By:	/s/ David M. Garfinkle
David M. Garfinkle Vice President, Finance and Controller

EXHIBIT INDEX

Exhibit	Description

Exhibit 99.1	Press Release, dated April 18, 2013.